Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
JEFFERIES GROUP, INC.:
We consent to the incorporation by reference in the Registration Statements No. 333-84079 dated July 29, 1999, and No. 333-107014 dated July 14, 2003, on Form S-8, No. 333-74723 on Form S-4, No. 333-81354 dated January 24, 2002, and No. 333-107032 dated July 15, 2003 and August 22, 2003, on Form S-3, No. 333-130325 dated December 14, 2005 on Form S-3ASR, and No. 001-14947 dated April 20, 1999 on Form 10 of Jefferies Group, Inc. of our reports dated February 28, 2008, with respect to the consolidated statements of financial condition of Jefferies Group, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of earnings, changes in stockholders’ equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Jefferies Group, Inc. Our report with respect to the Consolidated Financial Statements refers to a change in 2006 in accounting for share-based payments.

/s/ KPMG LLP

KPMG LLP
New York, New York
February 28, 2008